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                   COURIER PROFIT SHARING AND SAVINGS PLAN

                               1995 AMENDMENT

A. Courier Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts, having established the Courier Profit Sharing and Savings Plan (the "Plan") pursuant to an instrument dated December 28, 1989, and having reserved the power to amend the Plan from time to time, hereby amends the Plan as set forth below.

        1. Section 7.2 of the Plan shall be amended so that the first sentence of said section shall read:

        "Each Participating Company shall make contributions to the Matching Contributions Account of each of its Employees equal to twenty-five percent (25%) of the salary reduction contributions made by such Employee to the extent such Employee's salary reduction contribution in a monthly period do not exceed six percent (6%) of his Compensation in such monthly period."

B.   The effective date of this 1995 Amendment shall be April 1, 1995.

C. Except as hereinabove amended, the provisions of the Plan, as previously amended, shall remain in full force and effect.

        IN WITNESS WHEREOF, the Company has caused this 1995 Amendment to the
Plan to be executed on this   16th   day of    March   , 1995.
                            --------        -----------

                                   COURIER CORPORATION


[Corporate Seal]
                                       s/ James F. Conway III
                                   By:_______________________________
                                          James F. Conway III

Attest:
s/ Mary Gail D. McCarthy
_________________________
   Mary Gail D. McCarthy
   Assistant Secretary